UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):   January 16, 2007
Natural Resource Partners L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	001-31465	35-2164875
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
601 Jefferson, Suite 3600
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (713) 751-7507
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On January 16, 2007, Natural Resource Partners L.P. (the “Partnership”) closed its previously announced acquisition from Dingess-Rum Properties, Inc. of approximately 92 million tons of coal reserves in West Virginia, as well as surface and timber on approximately 33,700 acres. In connection with the transaction, Dingess-Rum received 2,400,000 common units representing limited partner interests in the Partnership.
     A copy of the press release announcing the transaction is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 3.02. Unregistered Sale of Equity Securities.
     As previously reported in its Current Report on Form 8-K, filed December 20, 2006, the Partnership entered into a Contribution Agreement with Dingess-Rum on December 19, 2006. Pursuant to the terms of the Contribution Agreement, the Partnership issued 2,400,000 common units representing limited partner interests in the Partnership at the closing. The common units have been offered and issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated January 16, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Resource Partners L.P.

By:	NRP (GP) LP,
its general partner

By:	GP Natural Resource Partners LLC,
its general partner

By:	/s/ Wyatt Hogan

Name: Wyatt Hogan
Title: Vice President and General Counsel
January 16, 2007

Index to Exhibits

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated January 16, 2007.